Exhibit 99.1

FIRST CASH FINANCIAL SERVICES, INC. ATTN: RICK L. WESSEL 90 E. LAMAR BLVD., SUITE 400 ARLINGTON, TX 76011

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

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The Board of Directors recommends you vote FOR proposals 1, 2 and 3.				For	Against	Abstain

1.     To approve the issuance of shares of First Cash Financial Services, Inc. (“First Cash”) common stock to the shareholders of Cash America International, Inc. (“Cash America”) pursuant to the merger (the “merger”) as contemplated by the Agreement and Plan of Merger, dated as of April 28, 2016, by and among First Cash, Cash America and Frontier Merger Sub LLC, a wholly owned subsidiary of First Cash.

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2. To approve, on a non-binding advisory basis, specific compensatory arrangements relating to the merger between First Cash and its named executive officers.				☐	☐	☐

3.     To approve any motion to adjourn the First Cash special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the issuance of shares of First Cash common stock to the Cash America shareholders pursuant to the merger.

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Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice & Proxy Statement is available at www.proxyvote.com

REVOCABLE PROXY
FIRST CASH FINANCIAL SERVICES, INC. SPECIAL MEETING OF STOCKHOLDERS August 31, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST CASH FINANCIAL SERVICES, INC. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BELOW. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS BELOW. IN THEIR DISCRETION, MESSRS, WESSEL AND ORR ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

The undersigned hereby appoints Rick L. Wessel and R. Douglas Orr the true and lawful attorneys, agents and proxies of the undersigned will full power of substitution for and in the name of the undersigned, to vote all the shares of Common Stock of First Cash Financial Services, Inc. which the undersigned may be entitled to vote at the Special Meeting of Stockholders of First Cash Financial Services, Inc. to be held at 690 East Lamar Boulevard, Suite 400, Arlington, Texas on Wednesday, August 31, 2016 at 10:00 a.m., and any and all adjournments thereof, with all of the powers which the undersigned would possess if personally present, for the following purposes. This proxy will be voted for the choice specified; however you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

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